Exhibit 4(viii)
Form of Second Supplemental Indenture



                         SECOND SUPPLEMENTAL INDENTURE

                                    BETWEEN

                      VIRGINIA ELECTRIC AND POWER COMPANY

                                      AND

                           THE CHASE MANHATTAN BANK

                        DATED AS OF ____________, 200_

                       ____% JUNIOR SUBORDINATED NOTES,
                             DUE __________, 20__
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                               TABLE OF CONTENTS

ARTICLE I DEFINITIONS........................................................  2
 1.1  Definition of Terms....................................................  2

ARTICLE II GENERAL TERMS AND CONDITIONS OF THE JUNIOR SUBORDINATED NOTES.....  5
 2.1  Designation and Principal Amount.......................................  5
 2.2  Stated Maturity........................................................  5
 2.3  Form and Payment; Minimum Transfer Restriction.........................  5
 2.4  Exchange and Registration of Transfer of Junior Subordinated Notes;
      Restrictions on Transfers; Depositary..................................  6
 2.5  Interest...............................................................  7

ARTICLE III PREPAYMENT OF THE JUNIOR SUBORDINATED NOTES................... ..  8
 3.1  Tax Event or Investment Company Event Prepayment.......................  8
 3.2  Optional Prepayment by Company.........................................  8
 3.3  Notice of Prepayment...................................................  9

ARTICLE IV EXTENSION OF INTEREST PAYMENT PERIOD..............................  9
 4.1  Extension of Interest Payment Period...................................  9
 4.2  Notice of Extension.................................................... 10
 4.3  Direct Action.......................................................... 11

ARTICLE V EXPENSES........................................................... 11
 5.1  Payment of Expenses.................................................... 11
 5.2  Payment Upon Resignation or Removal.................................... 12

ARTICLE VI FORM OF JUNIOR SUBORDINATED JUNIOR SUBORDINATED NOTE.............. 12
 6.1  Form of Junior Subordinated Junior Subordinated Note................... 12

ARTICLE VII ORIGINAL ISSUE OF JUNIOR SUBORDINATED NOTES...................... 12
 7.1  Original issue of Junior Subordinated Notes............................ 12

ARTICLE VIII MISCELLANEOUS................................................... 12
 8.1  Ratification of Indenture; Second Supplemental Indenture Controls...... 12
 8.2  Trustee Not Responsible for Recitals................................... 13
 8.3  Governing Law.......................................................... 13
 8.4  Separability........................................................... 13
 8.5  Counterparts........................................................... 13

Exhibit A -   Form of Junior Subordinated Junior Subordinated Note

                         SECOND SUPPLEMENTAL INDENTURE

     SECOND SUPPLEMENTAL INDENTURE, dated as of ____________, 200_ (the "Second Supplemental Indenture"), between VIRGINIA ELECTRIC AND POWER COMPANY, a Virginia corporation (the "Company"), and THE CHASE MANHATTAN BANK, as trustee (the "Trustee") under the Indenture dated as of August, 1, 1995 between the Company and the Trustee (the "Base Indenture" and, together with the First Supplemental Indenture dated as of August 1, 1995 and this Second Supplemental Indenture, the "Indenture").

     WHEREAS, the Company executed and delivered the Base Indenture to the Trustee to provide for the future issuance of the Company's unsecured junior subordinated notes (the "Junior Notes") to be issued from time to time in one or more series as might be determined by the Company under the Indenture, in an unlimited aggregate principal amount which may be authenticated and delivered as provided in the Base Indenture;

     WHEREAS, pursuant to the terms of the Base Indenture, the Company desires to provide for the establishment of a series of its Junior Subordinated Notes, to be known as its ____% Junior Subordinated Notes due __________, 20__ (the "Junior Subordinated Notes"), the form and substance of such Junior Subordinated Notes and the terms, provisions and conditions thereof to be set forth as provided in the Base Indenture and this Second Supplemental Indenture;

     WHEREAS, the Company desires that this series of Junior Subordinated Notes be originally issued on __________, ____ pursuant to the Indenture [and the Trust Agreement (as defined in Section 1.1)];

     [WHEREAS, Virginia Power Capital Trust II, a Delaware statutory business trust (the "Trust"), has offered to the purchasers (the "Underwriters") named in
Schedule I to the Underwriting Agreement (the "Underwriting Agreement") dated __________, 200_ among the Underwriters, the Trust and the Company $___________ aggregate liquidation amount of its ____% Trust Preferred Securities (the "Trust Preferred Securities"), representing undivided beneficial interests in the assets of the Trust and proposes to invest the proceeds from the sale of the Trust Preferred Securities, together with the proceeds of the sale by the Trust to the Company of $_________ aggregate liquidation amount of its Common Securities, in $___________ aggregate principal amount of the Junior Subordinated Notes;] and

     WHEREAS, the Company has requested that the Trustee execute and deliver this Second Supplemental Indenture and all requirements necessary to make this Second Supplemental Indenture a valid instrument in accordance with its terms, and to make the Junior Subordinated Notes, when executed by the Company and authenticated and delivered by the Trustee, the valid obligations of the Company, have been performed, and the execution and delivery of this Second Supplemental Indenture has been duly authorized in all respects;

     NOW, THEREFORE, in consideration of the purchase and acceptance of the Junior Subordinated Notes by the Underwriters, and for the purpose of setting forth, as provided in the Base Indenture, the form and substance of the Junior Subordinated Notes and the terms, provisions and conditions thereof, the Company covenants and agrees with the Trustee as follows:

                                   ARTICLE I
                                  DEFINITIONS

     1.1 Definition of Terms. For all purposes of this Second Supplemental Indenture, except as otherwise expressly provided or unless the context otherwise requires:

          (a) the terms which are defined in the Base Indenture have the same meanings when used in this Second Supplemental Indenture unless otherwise defined herein;

          (b) the terms defined in this Article have the meanings assigned to them in this Article and include the plural as well as the singular;

          (c) all other terms used herein which are defined in the Trust Indenture Act of 1939, whether directly or by reference therein, have the meanings assigned to them therein;

          (d) all accounting terms not otherwise defined herein have the meanings assigned to them in accordance with generally accepted accounting principles in the United States of America, and, except as otherwise herein expressly provided, the term "generally accepted accounting principles" with respect to any computation required or permitted hereunder shall mean such accounting principles as are generally accepted in the United States of America at the date of such computation; provided, that when two or more principles are so generally accepted, it shall mean that set of principles consistent with those in use by the Company;

          (e) a reference to a Section or Article is to a Section or Article of this Second Supplemental Indenture unless otherwise stated;

          (f) the words "herein," "hereof" and "hereunder" and other words of similar import refer to this Second Supplemental Indenture as a whole and not to any particular Article, Section or other subdivision;

          (g) headings are for convenience of reference only and do not affect interpretation;

          (h) the term "prepayment" as used herein means "redemption" as such term is used in the Base Indenture; and

          (i) [the following terms have the meanings given to them in the Trust
Agreement: (i) Administrative Trustee, (ii) Delaware Trustee, (iii) Distributions, (iv) Property Trustee, (v) Trust Preferred Securities, (vi) Tax Event and (vii) Investment Company Event.]

          "Additional Interest" has the meaning specified in Section 2.5.

          ["Adjusted Treasury Rate" means, with respect to any prepayment date, the Treasury Rate plus (i) [1.00]% if such prepayment date occurs on or before __________, 20__ or (ii) [0.50]% if such prepayment date occurs after
__________, 20__.]

          ["Comparable Treasury Issue" means with respect to any prepayment date the United States Treasury security selected by the Quotation Agent as having a maturity comparable to the Term To Initial Optional Prepayment Date that would be utilized, at the time of selection and in accordance with customary financial practice, in pricing new issues of corporate debt securities of comparable maturity to the Term To Initial Optional Prepayment Date. If no United States Treasury security has a maturity which is within a period from three months before to three months after __________, 20__, the two most closely corresponding United States Treasury securities shall be used as the Comparable Treasury Issue, and the Treasury Rate shall be interpolated or extrapolated on a straight-line basis, rounding to the nearest month using such securities.]

          ["Comparable Treasury Price" means, with respect to any prepayment date, (A) the average of five Reference Treasury Dealer Quotations for such prepayment date, after excluding the highest and lowest such Reference Treasury Dealer Quotations, or (B) if the Trustee obtains fewer than three such Reference Treasury Dealer Quotations, the average of all such Quotations.]

          "Coupon Rate" has the meaning specified in Section 2.5(a).

          "Definitive Junior Subordinated Note Certificates" means Junior Subordinated Notes issued in definitive, fully registered form.

          ["Event Prepayment Price" has the meaning specified in Section 3.1.]

          "Extension Period" has the meaning specified in Section 4.1.

          "Global Security" has the meaning specified in Section 2.4(a).

          ["Initial Optional Prepayment Date" has the meaning specified in
Section 3.2(a).]

          "Interest Payment Date" has the meaning specified in Section 2.5.

          "Junior Notes" has the meaning specified in the first recital to this Second Supplemental Indenture.

          "Junior Subordinated Notes" has the meaning specified in the second recital to this Second Supplemental Indenture.

          ["Liquidation Amount" means the stated amount of $_____ per Capital Security.]

          ["Optional Prepayment Price" has the meaning specified in Section
3.2.]

          "Quotation Agent" means _____________________ and its successors.

          "Record Date" has the meaning specified in Section 2.5(a).

          ["Reference Treasury Dealer" means (i) ___________________ , and their respective successors; provided, however, that if any of the foregoing shall cease to be a primary U.S. Government securities dealer in New York City (a "Primary Treasury Dealer"), the Company shall substitute therefor another Primary Treasury Dealer; and (ii) any other Primary Treasury Dealer selected by the Trustee after consultation with the Company.]

          ["Reference Treasury Dealer Quotations" means, with respect to each Reference Treasury Dealer and any prepayment date, the average, as determined by the Trustee, of the bid and asked prices for the Comparable Treasury Issue (expressed in each case as a percentage of its principal amount) quoted in writing to the Trustee by such Reference Treasury Dealer at 5:00 p.m. on the third Business Day preceding such prepayment date.]

          ["Term To Initial Optional Prepayment Date" has the meaning specified in Section 3.1.]

          "Treasury Rate" means (i) the yield, under the heading which represents the average for the immediately preceding week, appearing in the most recently published statistical release designated "H.15 (519)" or any successor publication which is published weekly by the Federal Reserve and which establishes yields on actively traded United States Treasury securities adjusted to constant maturity under the caption "Treasury Constant Maturities," for the maturity corresponding to the Term To Initial Optional Prepayment Date (if no maturity is within three months before or after the Term To Initial Optional Prepayment Date, yields for the two published maturities most closely corresponding to the Term To Initial Optional Prepayment Date shall be determined and the Treasury Rate shall be interpolated or extrapolated from such yields on a straight-line basis, rounding to the nearest month) or (ii) if such release (or any successor release) is not published during the week preceding the calculation date or does not contain such yields, the rate per annum equal to the semi-annual equivalent yield to maturity of the Comparable Treasury Issue, calculated using a price for the Comparable Treasury Issue (expressed as a percentage of its principal amount) equal to the Comparable Treasury Price for such prepayment date. The Treasury Rate shall be calculated on the third Business Day preceding the prepayment date.

          "Trust Preferred Securities" has the meaning specified in the fourth recital to this Second Supplemental Indenture.

          ["Trust" has the meaning specified in the fourth recital to this Second Supplemental Indenture.]

          ["Trust Agreement" means the Amended and Restated Trust Agreement dated as of __________, 200_ among the Company, as Depositor, The Chase Manhattan Bank, as Property Trustee, Chase Manhattan Bank Delaware, as Delaware Trustee, the Administrative Trustees named therein and the holders, from time to time, of undivided beneficial interests in the assets of the Trust.]

          ["Underwriters" has the meaning specified in the fourth recital to this Second Supplemental Indenture.]

          ["Underwriting Agreement" has the meaning specified in the fourth recital to this Second Supplemental Indenture.]

                                  ARTICLE II
                      GENERAL TERMS AND CONDITIONS OF THE
                           JUNIOR SUBORDINATED NOTES

     2.1 Designation and Principal Amount. There is hereby authorized one series of Junior Subordinated Notes, to be designated the "____% Junior Subordinated Notes due __________, 20__," and limited in aggregate principal amount to $___________, which amount shall be as set forth in any written orders of the Company for the authentication and delivery of Junior Subordinated Notes pursuant to Section 302 of the Base Indenture and Section 7.1(a) hereof.

     2.2 Stated Maturity. The Stated Maturity of the Junior Subordinated Notes is __________, 20__, which may not be shortened or extended.

     2.3  Form and Payment; Minimum Transfer Restriction.

          (a) The Junior Subordinated Notes shall be issued to the [holders] [Property Trustee] in fully registered definitive form without coupons in minimum denominations of $1,000 and integral multiples of $1,000 in excess thereof. Principal and interest on the Junior Subordinated Notes issued in definitive form will be payable, the transfer of such Junior Subordinated Notes will be registerable and such Junior Subordinated Notes will be exchangeable for Junior Subordinated Notes bearing identical terms and provisions at the Corporate Trust Office of the Trustee; provided, however, that payment of interest may be made at the option of the Company by check mailed to the registered holder at such address as shall appear in the Security Register. [Notwithstanding the foregoing, so long as the registered holder of any Junior Subordinated Notes is the Property Trustee, the payment of the principal of and interest (including Additional interest if any, and additional amounts referred to in clause (i) of the definition of "Additional Interest" contained in Section 101 of the Bank Indenture, if any, on such Junior Subordinated Notes held by the Property Trustee will be made at such place, or by wire transfer of immediately available funds to such account, as may be designated by the Property Trustee.] The Security Register for the Junior Subordinated Notes shall be kept at the Corporate Trust Office of the Trustee and the Trustee is hereby appointed registrar for the Junior Subordinated Notes.

          (b) The Junior Subordinated Notes may be transferred or exchanged only in minimum denominations of $[1,000] and integral multiples of $[1,000] in excess thereof, and any attempted transfer, sale or other disposition of Junior Subordinated Notes in a denomination of less than $[1,000] shall be deemed to be void and of no legal effect whatsoever. Any such transferee shall be deemed not to be the holder of such Junior Subordinated Notes for any purpose, including but not limited to the receipt of payments in respect of such Junior

Subordinated Notes and such transferee shall be deemed to have no interest whatsoever in such Junior Subordinated Notes.

     2.4 Exchange and Registration of Transfer of Junior Subordinated Notes; Restrictions on Transfers; Depositary. [If distributed to holders of Trust Preferred Securities pursuant to Section 8.2 of the Trust Agreement, the Junior Subordinated Notes will be issued to such holders in the same form as the Trust Preferred Securities that such Junior Subordinated Notes replace in accordance with the following procedures:]

          (a) So long as Junior Subordinated Notes are eligible for book-entry settlement with the Depositary, or unless required by law, all Junior Subordinated Notes that are so eligible will be represented by one or more Junior Subordinated Notes in global form (a "Global Security") registered in the name of the Depositary or the nominee of the Depositary. Except as provided in
Section 2.4(c) below, beneficial owners of a Global Security shall not be entitled to have Definitive Certificates registered in their names, will not receive or be entitled to receive physical delivery of Definitive [Junior Subordinated Note] Certificates and will not be registered holders of such Global Security.

          (b) The transfer and exchange of beneficial interests in Global Security shall be effected through the Depositary in accordance with the Indenture and the procedures and standing instructions of the Depositary and the Trustee shall make appropriate endorsements to reflect increases or decreases in principal amounts of such Global Security.

          (c) Notwithstanding any other provisions of the Indenture (other than the provisions set forth in this Section 2.4(c)), a Global Security may not be exchanged in whole or in part for Junior Subordinated Notes registered, and no transfer of a Global Security may be registered, in the name of any person other than the Depositary or a nominee thereof unless (i) such Depositary (A) has notified the Company that it is unwilling or unable to continue as Depositary for such Global Security or (B) has ceased to be a clearing agency registered as such under the Exchange Act and no successor Depositary has been appointed by the Company within 90 days after its receipt of such notice or its becoming aware of such ineligibility, (ii) there shall have occurred and be continuing an Event of Default, or any event which after notice or lapse of time or both would be an Event of Default under the Indenture, with respect to such [Junior Subordinated Note], or (iii) the Company, in its sole discretion, instructs the Trustee to exchange such Global Security for a Junior Subordinated Note that is not a Global Security (in which case such exchange shall be effected by the Trustee).

     The Depositary shall be a clearing agency registered under the Exchange Act. The Company initially appoints The Depository Trust Company to act as Depositary with respect to the Global Securities. Initially, any Global Securities shall be registered in the name of Cede & Co., as the nominee of the Depositary, and deposited with the Trustee as custodian for Cede & Co.

     Definitive Junior Subordinated Notes issued in exchange for all or a part of a Global Security pursuant to this Section 2.4(c) shall be registered in such names and in such authorized denominations as the Depositary, pursuant to instructions from its direct or indirect participants or otherwise, shall instruct the Trustee. Upon execution and authentication, the

Trustee shall deliver such definitive Junior Subordinated Notes to the Person in whose names such definitive Junior Subordinated Notes are so registered.

     So long as Junior Subordinated Notes are represented by one or more Global Securities, (i) the registrar for the Junior Subordinated Notes and the Trustee shall be entitled to deal with the clearing agency for all purposes of the Indenture relating to such Global Securities as the sole holder of the Junior Subordinated Notes evidenced by such Global Securities and shall have no obligations to the holders of beneficial interests in such Global Securities; and (ii) the rights of the holders of beneficial interests in such Global Securities shall be exercised only through the clearing agency and shall be limited to those established by law and agreements between such holders and the clearing agency and/or the participants in the clearing agency.

     At such time as all interests in a Global Security have been redeemed, exchanged, repurchased or canceled, such Global Security shall be, upon receipt thereof, canceled by the Trustee in accordance with standing procedures and instructions of the Depositary. At any time prior to such cancellation, if any interest in a Global Security is exchanged for definitive Junior Subordinated Notes, prepaid by the Company pursuant to Article 3 or canceled, or transferred for part of a Global Security, the principal amount of such Global Security shall, in accordance with the standing procedures and instructions of the Depositary be reduced or increased, as the case may be, and an endorsement shall be made on such Global Security by, or at the direction of, the Trustee to reflect such reduction or increase.

     2.5  Interest.

          (a) Each Junior Subordinated Note will bear interest at the rate of ____% per annum (the "Coupon Rate") from __________, ____ until the principal thereof becomes due and payable, and will bear interest on any overdue principal at the Coupon Rate and (to the extent that payment of such interest is enforceable under applicable law) on any overdue installment of interest at the Coupon Rate ("Additional Interest"), compounded semiannually, payable (subject to the provisions of Article 4) semiannually in arrears on the 1st day of [December] and [June] of each year (each, an "Interest Payment Date"), commencing on _________, ____ to the Person in whose name such Junior Subordinated Note is registered, subject to certain exceptions, at the close of business on the Record Date next preceding such Interest Payment Date. The "Record Date" for payment of interest will be the Business Day next preceding the Interest Payment Date, unless such Junior Subordinated Note is registered to a holder other than the Property Trustee or a nominee of the Depositary, in which case the Record Date for payment of interest will be the fifteenth day of the calendar month next preceding the applicable Interest Payment Date or, if such fifteenth day of the month is not a Business Day, then the Business Day next preceding such day. [Until liquidation, if any, of the Trust, each Junior Subordinated Note will be held in the name of the Property Trustee in trust for the benefit of the holders of the Trust Preferred Securities.]

          (b) The amount of interest payable for any period will be computed on the basis of a 360-day year of twelve 30-day months. In the event that any date on which interest is payable on the Junior Subordinated Notes is not a Business Day, then payment of the interest payable on such date will be made on the next succeeding day that is a Business Day (and without any interest or other payment in respect of any such delay), except that, if such Business

Day is in the next succeeding calendar year, such payment shall be made on the next preceding day which is a Business Day, with the same force and effect as if made on such payment date.

          (c) [The Company will also pay Additional Interest as additional distributions on the Junior Subordinated Notes in the following circumstances. So long as no Event of Default has occurred and is continuing, in the event that
(i) a Tax Event in respect of the Trust shall have occurred and be continuing and (ii) the Company shall not have (a) redeemed or prepaid the Junior Subordinated Notes or (b) terminated the Trust pursuant to the termination provisions of the Trust Agreement, the Company shall pay to the Trust (and any permitted successor or assign under the Trust Agreement) for so long as the Trust (or its permitted successor or assignee) is the registered holder of any Junior Subordinated Notes. The deferral of the payment of interest pursuant to
Article IV shall not defer the payment of any Additional Interest that may be then due and payable.]

                                  ARTICLE III
                  PREPAYMENT OF THE JUNIOR SUBORDINATED NOTES

     3.1 Tax Event or Investment Company Event Prepayment. If a Tax Event or Investment Company Event shall occur and be continuing, the Company may, at its option, prior to the Initial Optional Prepayment Date (as defined herein) notwithstanding Section 3.2(a) but subject to Section 3.2(b), prepay the Junior Subordinated Notes in whole (but not in part) within 90 days of the occurrence of such Tax Event or Investment Company Event at a prepayment price (the "Event Prepayment Price") equal to the greater of (i) 100% of the principal amount of such Junior Subordinated Notes or (ii) as determined by the Quotation Agent, an amount equal to the sum of the present values of the Optional Prepayment Price (as defined below) that would be payable on the Initial Optional Prepayment Date together with the present values of scheduled payments of interest from the prepayment date to the Initial Optional Prepayment Date (such period, the "Term To Initial Optional Prepayment Date"), in each case, discounted to the prepayment date on a semi-annual basis (consisting of a 360-day year of twelve 30-day months) at the Adjusted Treasury Rate, plus, in each case, accrued interest thereon to but excluding the prepayment date. The Company shall give the Trustee notice of the amount of the Event Prepayment Price promptly after the calculation thereof.

     3.2  Optional Prepayment by Company.

          (a) Subject to the provisions of this Article Three, the Company shall have the right to prepay the Junior Subordinated Notes, in whole or in part, at any time on or after ________, 20__ (the "Initial Optional Prepayment Date"), at the optional prepayment prices set forth below (expressed as percentages of outstanding principal amount of the Junior Subordinated Notes to be prepaid), plus, in each case, accrued and unpaid interest thereon to the applicable date of prepayment (the "Optional Prepayment Price") if prepaid during the 12-month period beginning on __________ of the years indicated below.

          Year                    Percentage
          ----                    ----------

          20__................... 10_.___%
          20__................... 10_.___%
          20__................... 10_.___%
          20__................... 10_.___%
          20__................... 10_.___%
          20__................... 10_.___%
          20__................... 10_.___%
          20__................... 10_.___%

          20__................... 10_.___%
          20__................... 10_.___%
          20__ and thereafter.... 100.000%

     If the Junior Subordinated Notes are only partially prepaid pursuant to this Section 3.2, the Junior Subordinated Notes will be prepaid pro rata or by
                                                                --- ----
lot or by any other method utilized by the Trustee. The Optional Prepayment Price shall be paid prior to 2:00 p.m., New York City time, on the date of such prepayment, provided that the Company shall deposit with the Trustee an amount sufficient to pay the Optional Prepayment Price by 11:00 a.m., New York City time, on the date such Optional Prepayment Price is to be paid.

          (b) Notwithstanding the first sentence of Section 3.2, in the event that a Tax Event or an Investment Company Event shall have occurred and be continuing, the Junior Subordinated Notes thereafter will be subject to optional prepayment, in whole only, but not in part, on or after the Initial Optional Prepayment Date, at the optional prepayment prices set forth in this Section 3.2 and otherwise in accordance with this Article III.

     3.3 Notice of Prepayment. Subject to Article Eleven of the Base Indenture, notice of any prepayment pursuant to this Article Three will be mailed at least 30 days but not more than 60 days before the prepayment date to each holder of Junior Subordinated Notes to be prepaid at such holder's registered address. Unless the Company defaults in payment of the Event Prepayment Price, on and after the prepayment date interest shall cease to accrue on such Junior Subordinated Notes called for prepayment. Notwithstanding Section 1104 of the Base Indenture, any notice of a prepayment pursuant to Section 3.1 need not set forth the Redemption Price but only the manner of calculation thereof. Any prepayment under this Article III shall be treated as a redemption for all purposes of the Base Indenture.]

                                  ARTICLE IV
                     EXTENSION OF INTEREST PAYMENT PERIOD

     4.1 Extension of Interest Payment Period. So long as no Event of Default under Section 501 of the Base Indenture has occurred and is continuing, the Company shall have the right, at any time during the term of the Junior Subordinated Notes, from time to time to defer the payment of interest by extending the interest payment period of such Junior Subordinated Notes for a period up to 20 consecutive quarters (an "Extension Period"), during which Extension Period the Company shall have the right to make partial payments of interest on any Interest Payment Date. No Extension Period shall end on a date other than an Interest Payment Date or extend beyond the Stated Maturity of the Junior Subordinated Notes. To the extent permitted by applicable law, interest, the payment of which has been deferred because of an Extension Period imposed pursuant to this Section 4.1, will bear Additional Interest compounded [quarterly]. At the end of the Extension Period, the Company shall pay all interest then accrued and unpaid on the Junior Subordinated Notes, including any Additional Interest and Additional Tax Sums, if applicable, to the holders of the Junior Subordinated Notes in whose names the Junior Subordinated Notes are registered in the Security Register on the first Regular Record Date preceding the end of the Extension Period. Before the termination of any Extension Period, the Company may further extend such Extension Period, provided that such period together with all such further extensions thereof shall not exceed 20 consecutive quarters, or extend beyond the Stated Maturity. At any time following the termination of any Extension Period and upon the payment of any accrued and unpaid Additional Interest and Additional Tax Sums, if applicable, then due, the Company may elect to begin a new Extension Period, subject to the foregoing requirements. No interest shall be due and payable during an Extension Period, except at the end thereof.

     During any such Extension Period, the Company shall not (i) declare or pay any dividends or distributions on, or redeem, purchase, acquire or make a liquidation payment with respect to, any of the Company's [Capital Stock] or
(ii) make any payment of principal of or interest on or repay, repurchase or redeem any debt securities of the Company that rank on a parity with or junior to this Junior Subordinated Note or make any guarantee payments with respect to any guarantee by the Company of the debt securities of any subsidiary of the Company that by its terms ranks on a parity with or junior to this Junior Subordinated Note (other than (a) dividends or distributions in common capital stock, (b) any declaration of a dividend in connection with the implementation of a Rights Plan, the issuance of any [Capital Stock] or any class or series of preferred stock of the Company under any shareholder's rights plan or the redemption or repurchase of any rights distributed pursuant to a shareholder's rights plan and (c) purchases of Common Stock related to the issuance of Common Stock or rights under any of the Company's benefit plans for its directors, officers, employees, consultants or advisors).

     4.2  Notice of Extension.

          (a) [If the Property Trustee is the only registered holder of the Junior Subordinated Notes at the time the Company elects to begin or extend an Extension Period, the Company shall give written notice to the Property Trustee, the Administrative Trustees and the Trustee of its election to begin or extend any Extension Period at least five Business Days prior to the earlier of (i) the next succeeding date on which Distributions on the Trust Preferred Securities issued by the Trust would have been payable but for the election to begin or extend such Extension Period or (ii) subject to applicable principles of federal securities law, the date the Administrative Trustees are required to give notice to any securities exchange or other applicable self-regulatory organization or to holders of such Trust Preferred Securities of the record date or the date such Distributions are payable, but in any event not less than five Business Days prior to such record date. An Administrative Trustee shall give notice of the Company's election to begin or extend an Extension Period to the holders of such Trust Preferred Securities.]

          (b) [If the Property Trustee is not the only holder of the Junior Subordinated Notes at the time the Company elects to begin or extend an Extension Period,] the Company shall give the holders of the Junior Subordinated Notes, the Administrative Trustees and the Trustee written notice of its election to begin or extend such Extension Period at least 10 Business Days prior to the earlier of (i) the next succeeding Interest Payment Date or (ii) subject to applicable principles of federal securities law, the date the Company is required to give notice of the record or payment date of such interest payment to any applicable self-regulatory organization or to holders of the Junior Subordinated Notes.

          (c)  The quarter in which any notice is given pursuant to paragraphs
(a) or (b) of this Section 4.2 shall be counted as one of the 20 consecutive quarters permitted in the maximum Extension Period permitted under Section 4.1.

     4.3  Direct Action.

Article Five of the Base Indenture is amended and supplemented, with respect to Junior Notes issued under the Indenture on or after the date hereof, to add a new section 516, which reads in its entirety as follows: In the case of Junior Subordinated Notes of a series issued to a Securities Trust, any holder of the corresponding series of Trust Preferred Securities issued by such Trust shall have the right, upon the occurrence of an Event of Default described in Section 501(1), 501(2) or 501(3) hereof, to institute a suit directly against the Company (a "Direct Action") for enforcement of payment to such holder of principal of (including premium, if any) and interest (including any Additional Interest) on the Junior Subordinated Notes having a principal amount equal to the aggregate liquidation amount of such Trust Securities of the corresponding series held by such holder. Notwithstanding any payments made to a holder of such Trust Securities by the Company pursuant to a Direct Action initiated by such holder, the Company shall remain obligated to pay the principal of or interest due on the Junior Subordinated Notes, and the Company shall be subrogated to the rights of the holder of such Trust Securities with respect to payments on the Trust Securities to the extent of any payments made by the Company to such holder in any Direct Action.

     [4.4 Set-Off.

     Section 1402 of the Base Indenture is amended and supplemented with respect to Junior Notes issued under the Indenture on or after the date hereof to add the following language at the end of the first sentence thereof: or under
Section 516.]

                                   ARTICLE V
                                   EXPENSES

     5.1 Payment of Expenses. In connection with the offering, sale and issuance of the Junior Subordinated Notes [to the Property Trustee and in connection with the offering, sale and issuance of the Trust Preferred Securities by the Trust], the Company, in its capacity as borrower with respect to the Junior Subordinated Notes, shall:

          (a) pay all costs and expenses relating to the offering, sale and issuance of the Junior Subordinated Notes, including [commissions to the Underwriters payable pursuant to the Underwriting Agreement and] compensation of the Trustee under the Indenture in accordance with the provisions of Section 607 of the Base Indenture;

          (b) [pay all costs and expenses of the Trust (including, but not limited to, costs and expenses relating to the organization of the Trust, the fees and expenses of the Property Trustee and the Delaware Trustee, the costs and expenses relating to the operation of the Trust, including without limitation, costs and expenses of accountants, attorneys, statistical or bookkeeping services, expenses for printing and engraving and computing or accounting equipment, paying agent(s), registrar(s), transfer agent(s), duplicating, travel and telephone and other telecommunications expenses and costs and expenses incurred in connection with the acquisition, financing, and disposition of Trust assets);]

          (c) [pay all costs and expenses related to the enforcement by the Property Trustee of the rights of the registered holders of the Trust Preferred Securities;

          (d) be primarily liable for any indemnification obligations arising with respect to the Trust Agreement and the Underwriting Agreement; and

          (e) pay any and all taxes and all liabilities, costs and expenses with respect to such taxes of the Trust (but not including withholding taxes imposed on holders of Trust Preferred Securities or Common Securities of the Trust).]

     5.2 Payment Upon Resignation or Removal. Upon termination of this Second Supplemental Indenture or the Base Indenture or the removal or resignation of the Trustee pursuant to Section 610 of the Base Indenture, the Company shall pay to the Trustee all amounts owed to it under Section 607 of the Base Indenture accrued to the date of such termination, removal or resignation. Upon termination of the Trust Agreement or the removal or resignation of the Delaware Trustee or the Property Trustee, as the case may be, pursuant to Section 6.6 of the Trust Agreement, the Company shall pay to the Delaware Trustee or the Property Trustee, and their respective counsel, as the case may be, all amounts owed to them under Section 4.2 of the Trust Agreement accrued to the date of such termination, removal or resignation.

                                  ARTICLE VI
             FORM OF JUNIOR SUBORDINATED JUNIOR SUBORDINATED NOTE

     6.1 Form of Junior Subordinated Junior Subordinated Note. The Junior Subordinated Notes and the Trustee's Certificate of Authentication to be endorsed thereon are to be substantially in the form attached hereto as Exhibit A.

                                  ARTICLE VII
                  ORIGINAL ISSUE OF JUNIOR SUBORDINATED NOTES

     7.1 Original issue of Junior Subordinated Notes. Junior Subordinated Notes in the aggregate principal amount of up to $___________ may be executed by the Company and delivered to the Trustee for authentication by it, and the Trustee shall thereupon authenticate and deliver said Junior Subordinated Notes in accordance with a Company order without any further corporate action by the Company as follows: $___________ aggregate principal amount of Junior Subordinated Notes to be originally issued on the Closing Date [(as defined in the Underwriting Agreement)].

                                 ARTICLE VIII
                                 MISCELLANEOUS

     8.1  Ratification of Indenture; Second Supplemental Indenture Controls.
The Indenture, as supplemented by this Second Supplemental Indenture, is in all respects ratified and confirmed, and this Second Supplemental Indenture shall be deemed part of the Indenture in the manner and to the extent herein and therein provided. The provisions of this Second Supplemental Indenture shall supersede the provisions of the Indenture to the extent the Indenture is inconsistent herewith.

     8.2 Trustee Not Responsible for Recitals. The recitals herein contained are made by the Company and not by the Trustee, and the Trustee assumes no responsibility for the correctness thereof. The Trustee makes no representation as to the validity or sufficiency of this Second Supplemental Indenture.

     8.3 Governing Law. This Second Supplemental Indenture and each Junior Subordinated Note shall be deemed to be a contract made under the internal laws of the State of New York, and for all purposes shall be governed by and construed in accordance with the laws of said State, without regard to the conflicts of law principles thereof.

     8.4 Separability. In case any one or more of the provisions contained in this Second Supplemental Indenture or in the Junior Subordinated Notes shall for any reason be held to be invalid, illegal or unenforceable in any respect, such invalidity, illegality or unenforceability shall not affect any other provisions of this Second Supplemental Indenture or of the Junior Subordinated Notes, but this Second Supplemental Indenture and the Junior Subordinated Notes shall be construed as if such invalid or illegal or unenforceable provision had never been contained herein or therein.

     8.5 Counterparts. This Second Supplemental Indenture may be executed in any number of counterparts each of which shall be an original; but such counterparts shall together constitute but one and the same instrument.

     IN WITNESS WHEREOF, the parties hereto have caused this Second Supplemental Indenture to be duly executed as of the date first above written.

                              VIRGINIA ELECTRIC AND POWER COMPANY

                              By:  ___________________________________
                                   Name:
                                   Title:

                              THE CHASE MANHATTAN BANK, as Trustee

                              By:  ___________________________________
                                   Name:
                                   Title:

                                                                       EXHIBIT A

                  (FORM OF FACE OF JUNIOR SUBORDINATED NOTE)

     [If the Junior Subordinated Note is to be a Global Security, insert the following--THIS JUNIOR SUBORDINATED NOTE IS A GLOBAL SECURITY WITHIN THE MEANING OF THE INDENTURE HEREINAFTER REFERRED TO AND IS REGISTERED IN THE NAME OF A DEPOSITARY OR A NOMINEE OF A DEPOSITARY. THIS JUNIOR SUBORDINATED NOTE IS EXCHANGEABLE FOR JUNIOR SUBORDINATED NOTES REGISTERED IN THE NAME OF A PERSON OTHER THAN THE DEPOSITARY OR ITS NOMINEE ONLY IN THE LIMITED CIRCUMSTANCES DESCRIBED IN THE INDENTURE, AND NO TRANSFER OF THIS JUNIOR SUBORDINATED NOTE (OTHER THAN A TRANSFER OF THIS JUNIOR SUBORDINATED NOTE AS A WHOLE BY THE DEPOSITARY TO A NOMINEE OF THE DEPOSITARY OR BY A NOMINEE OF THE DEPOSITARY TO THE DEPOSITARY OR ANOTHER NOMINEE OF THE DEPOSITARY) MAY BE REGISTERED EXCEPT IN SUCH LIMITED CIRCUMSTANCES.

     UNLESS THIS JUNIOR SUBORDINATED NOTE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY (55 WATER STREET, NEW YORK, NEW
YORK) TO THE ISSUER OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE OR PAYMENT, AND ANY JUNIOR SUBORDINATED NOTE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR SUCH OTHER NAME AS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY AND ANY PAYMENT HEREON IS MADE TO CEDE & CO., ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY A PERSON IS WRONGFUL SINCE THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.]

     THE JUNIOR SUBORDINATED NOTES EVIDENCED HEREBY WILL BE ISSUED, AND MAY BE TRANSFERRED, ONLY IN BLOCKS HAVING A PRINCIPAL AMOUNT OF NOT LESS THAN $_______. ANY TRANSFER, SALE OR OTHER DISPOSITION OF SUCH JUNIOR SUBORDINATED NOTES IN A BLOCK HAVING A PRINCIPAL AMOUNT OF LESS THAN $_______ SHALL BE DEEMED TO BE VOID AND OF NO LEGAL EFFECT WHATSOEVER. ANY SUCH TRANSFEREE SHALL BE DEEMED NOT TO BE THE HOLDER OF SUCH JUNIOR SUBORDINATED NOTES FOR ANY PURPOSE, INCLUDING BUT NOT LIMITED TO THE RECEIPT OF PAYMENTS IN RESPECT OF SUCH JUNIOR SUBORDINATED NOTES, AND SUCH TRANSFEREE SHALL BE DEEMED TO HAVE NO INTEREST WHATSOEVER IN SUCH JUNIOR SUBORDINATED NOTES.

NUMBER ____                                              [up to]/1/ $___________

VIRGINIA ELECTRIC AND POWER COMPANY                     ___% JUNIOR SUBORDINATED
                                   JUNIOR SUBORDINATED NOTE DUE __________, 20__

Dated:__________________                          CUSIP NO: ___________________]

Security Registered Holder:

     VIRGINIA ELECTRIC AND POWER COMPANY, a corporation duly organized and existing under the laws of the Commonwealth of Virginia (herein referred to as the "Company," which term includes any successor corporation under the Indenture hereinafter referred to), for value received, hereby promises to pay to the Security Registered Holder named above, the principal sum [of ___________________________ Dollars($__________))]/2/ [specified in the Schedule annexed hereto]/3/ on __________, 20__, in such coin or currency of the United States of America as at the time of payment is legal tender for the payment of public and private debt. The Company further promises to pay to the registered Holder hereof as hereinafter provided (a) interest on said principal sum (subject to deferral as set forth herein) at the rate per annum specified in the title of this junior subordinated note (the "Junior Subordinated Note"), in like coin or currency, semiannually in arrears on the 1st day of June and December (each an "Interest Payment Date") commencing ______, 20__, from the Interest Payment Date next preceding the date hereof to which interest has been paid or duly provided for (unless (i) no interest has yet been paid or duly provided for on this Junior Subordinated Note, in which case from __________, ____, or (ii) the date hereof is before an Interest Payment Date but after the related Record Date (as defined below), in which case from such following Interest Payment Date; provided, however, that if the Company shall default in payment of the interest due on such following Interest Payment Date, then from the next preceding Interest Payment Date to which interest has been paid or duly provided for), until the principal hereof is paid or duly provided for, plus (b) Additional Interest, as defined in the Indenture, to the extent permitted by applicable law, on any interest payment that is not made on the applicable Interest Payment Date, which shall accrue at the rate per annum specified in the title of this Junior Subordinated Note, compounded semiannually.

     The interest so payable will, subject to certain exceptions provided in the Indenture hereinafter referred to, be paid to the person in whose name this Junior Subordinated Note is registered at the close of business on the Record Date next preceding such Interest Payment Date. The Record Date shall be the Business Day next preceding the Interest Payment Date, unless this Junior Subordinated Note is registered to a holder other than [the

________________
/1/  Insert in Global Junior Notes.
/2/ Insert in all Junior Subordinated Notes other than Global Junior Notes. /3/ Insert in Global Junior Notes.

Property Trustee] or a nominee of The Depository Trust Company, in which case the Record Date will be the fifteenth day of the calendar month next preceding such Interest Payment Date or, if such fifteenth day is not a Business Day, then the Business Day next preceding such day. This Junior Subordinated Note may be presented for payment of principal and interest at the principal corporate trust office of The Chase Manhattan Bank, as paying agent for the Company, maintained for that purpose in the Borough of Manhattan, The City of New York; provided, however, that payment of interest may be made at the option of the Company (i) by check mailed to such address of the person entitled thereto as the address shall appear on the Security Register of the Junior Subordinated Notes or (ii) by transfer to an account maintained by the Person entitled thereto as specified in the Security Register, provided that proper transfer instructions have been received by the Record Date. Interest on the Junior Subordinated Note will be computed on the basis of a 360-day year of twelve 30-day months.

     [So long as no Event of Default has occurred and is continuing, the Company shall have the right at any time during the term of this Junior Subordinated Note from time to time to defer payment of interest on this Junior Subordinated Note, for up to 10 consecutive semiannual interest payment periods with respect to each deferral period (each an "Extension Period"), during which Extension Periods the Company shall have the right to make partial payments of interest on any Interest Payment Date; provided, however, that no Extension Period shall end on a date other than an Interest Payment Date or extend beyond __________, 20__. At the end of each Extension Period, the Company shall pay all interest then accrued and unpaid (together with any Additional Interest thereon to the extent permitted by applicable law.) (During any such Extension Period, the Company shall not, and shall cause any Subsidiary of the Company not to, (i) declare or pay any dividends or distributions on, or redeem, purchase, acquire or make a liquidation payment with respect to, any of the Company's Capital Stock (which includes common capital stock and preferred stock) or (ii) make any payment of principal of or interest or premium, if any, on or repay, repurchase or redeem any debt securities of the Company that rank on a parity with or junior to this Junior Subordinated Note or make any guarantee payments with respect to any guarantee by the Company of the debt securities of any Subsidiary of the Company that by its terms ranks on a parity with or junior to this Junior Subordinated Note (other than (a) dividends or distributions in common capital stock, (b) any declaration of a dividend in connection with the implementation of a Rights Plan, the issuance of any Capital Stock or any class or series of preferred stock of the Company under any shareholder's rights plan or the redemption or repurchase of any rights distributed pursuant to a Rights Plan and (c) purchases of common capital stock related to the issuance of common capital stock or rights under any of the Company's benefit plans for its directors, officers, employees, consultants or advisors). Prior to the termination of any such Extension Period, the Company may further extend such Extension Period; provided, however, that no Extension Period shall exceed 10 consecutive semiannual periods or extend beyond __________, 20__. At any time following the termination of any Extension Period and the payment of all accrued and unpaid interest (together with any Additional Interest and if applicable) then due, the Company may elect to begin a new Extension Period, subject to the above requirements. No interest shall be due and payable during an Extension Period except at the end thereof. [If the Property Trustee is the only Security Registered holder of the Junior Subordinated Notes of this series, the Company shall give written notice to the Property Trustee and the Trustee of its election to begin or extend any Extension Period at least five Business Days prior to the earlier of (i) the next succeeding date on which Distributions on the Trust Preferred Securities issued by the relevant Securities Trust would have been payable but for the election to begin or extend such Extension Period or (ii) the date the Administrative Trustees are required to give notice to any securities exchange or other applicable self-regulatory organization or to holders of such Trust Preferred Securities of the record date or the date such Distributions are payable, but in any event not less than five Business Days prior to such record date.] [An Administrative Trustee shall give notice of the Company's election to begin or extend an Extension Period to the holders of such Trust Preferred Securities.] [If the Property Trustee is not the only holder of the Junior Subordinated Notes of this series at the time the Company elects to begin or extend an Extension Period,] the Company shall give the holders of the Junior Subordinated Notes of this series and the Trustee written notice of its election to begin or extend such Extension Period at least 10 Business Days prior to the earlier of (i) the next succeeding Interest Payment Date or (ii) the date the Company is required to give notice of the record or payment date of such interest payment to any applicable self-regulatory organization or to holders of the Junior Subordinated Notes of this series.]

     This Junior Subordinated Note is issued pursuant to an Indenture, dated as of August 1, 1995 between the Company, as issuer, and The Chase Manhattan Bank, a New York banking corporation, as trustee, as supplemented by a First Supplemental Indenture dated as of August 1, 1995 and a Second Supplemental Indenture dated as of ________, 200_ (as further supplemented or amended from time to time, the "Indenture"). Reference is made to the Indenture for a description of the respective rights, limitations of rights, obligations, duties and immunities thereunder of the Trustee, the Company and the Holders (the word "Holder" or "Holders" meaning the registered holder or registered holders) of the Junior Subordinated Note. Capitalized terms used herein but not defined herein shall have the respective meanings assigned thereto in the Indenture. By acceptance of this Junior Subordinated Note, the Holder hereof agrees to be bound by the provisions of the Indenture.

     The Junior Subordinated Notes of this series are limited to the aggregate principal amount of ___________ ______________________________ Dollars
($___________).

     The Junior Subordinated Notes evidenced by this Certificate may be transferred or exchanged only in minimum denominations of $_______ and integral multiples of $_____ in excess thereof, and any attempted transfer, sale or other disposition of Junior Subordinated Notes in a denomination of less than $_______ shall be deemed to be void and of no legal effect whatsoever.

     The indebtedness of the Company evidenced by this Junior Subordinated Note, including the principal hereof and interest hereon, is, to the extent and in the manner set forth in the Indenture, subordinate and junior in right of payment to the Company's obligations to Holders of Senior Indebtedness of the Company and each Holder of this Junior Subordinated Note, by acceptance hereof, agrees to and shall be bound by such provisions of the Indenture and all other provisions of the Indenture.

     This Junior Subordinated Note shall not be valid or become obligatory for any purpose until the certificate of authentication hereon shall have been signed by or on behalf of the Trustee under the Indenture.

     IN WITNESS WHEREOF, VIRGINIA ELECTRIC AND POWER COMPANY has caused this instrument to be signed, manually or in facsimile, by its Chairman of the Board, or its Chief Executive Officer, or its President, or any Vice President under the corporate seal of Virginia Electric and Power Company attested by its Corporate Secretary or an Assistant Corporate Secretary

                              VIRGINIA ELECTRIC AND POWER COMPANY

                              By:  _________________________________
                                   Name:
                                   Title:

[SEAL]

                    TRUSTEE'S CERTIFICATE OF AUTHENTICATION

     This is one of the Securities, of the series designated herein, referred to in the within-mentioned Indenture.

                                   THE CHASE MANHATTAN BANK, as Trustee

                                   By:  ____________________________
                                          Authorized Officer

                      REVERSE OF JUNIOR SUBORDINATED NOTE

     [As provided in and subject to the provisions in the Indenture, the Company shall have the right redeem this Junior Subordinated Note, in whole or in part, at any time on or after __________, 20__, at the Optional Prepayment Prices set forth below (expressed as percentages of the principal amount to be prepaid) plus accrued and unpaid interest thereon to the applicable date of prepayment if prepaid during the 12-month period beginning on __________, of the years indicated below:

          Year                             Percentage
          ----                             ----------

          20__............................. 10_.___%
          20__............................. 10_.___%
          20__............................. 10_.___%
          20__............................. 10_.___%
          20__............................. 10_.___%
          20__............................. 10_.___%
          20__............................. 10_.___%
          20__............................. 10_.___%
          20__............................. 10_.___%
          20__............................. 10_.___%
          20__ and thereafter.............. 100.000%

     In addition, upon the occurrence and during the continuation of a Tax Event or Investment Company Event, the Company may, at its option, at any time, prior to the Initial Optional Prepayment Date, within 90 days of the occurrence of such Tax Event or Investment Company Event, redeem this Junior Subordinated Note in whole (but not in part) at a prepayment price (the "Event Prepayment Price") equal to the greater of (i) 100% of the principal amount hereof or (ii) as determined by a Quotation Agent, the sum of the present values of the Optional Prepayment Price that would be payable on the Initial Optional Prepayment Date, together with the present values of scheduled payments of interest from the prepayment date to the Initial Optional Prepayment Date, in each case discounted to the prepayment date on a semi-annual basis at the Adjusted Treasury Rate, plus, in each case, accrued interest thereon to but excluding the date of prepayment.]

     In the case an Event of Default, as defined in the Indenture, shall have occurred and be continuing, the principal of all of the Junior Subordinated Notes may be declared, and upon such declaration shall become, due and payable, in the manner, with the effect and subject to the conditions provided in the Indenture.

     Any consent or waiver by the Holder of this Junior Subordinated Note given as provided in the Indenture shall be conclusive and binding upon such Holder and upon all future Holders of this Junior Subordinated Note and of any Junior Subordinated Note issued in exchange, registration of transfer, or otherwise in lieu hereof irrespective of whether any notation of such consent or waiver is made upon this Junior Subordinated Note or such other Junior Notes. No reference herein to the Indenture and no provision of this Junior Subordinated Note or of the Indenture shall alter or impair the obligation of the Company, which is absolute and unconditional, to pay the principal of and interest on this Junior Subordinated Note, at the places, at the respective times, at the rate and in the coin or currency herein prescribed.

     As provided in the Indenture and subject to certain limitations therein set forth, the transfer of this Junior Subordinated Note may be registered on the Security Register of the Junior Subordinated Notes of this series upon surrender of this Junior Subordinated Note for registration of transfer at the offices maintained by the Company or its agent for such purpose, duly endorsed by the Holder hereof or his attorney duly authorized in writing, or accompanied by a written instrument of transfer in form satisfactory to the Company and the Security Registrar duly executed by the Holder hereof or his attorney duly authorized in writing, but without payment of any charge other than a sum sufficient to reimburse the Company for any tax or other governmental charge incident thereto. Upon any such registration of transfer, a new Junior Subordinated Note or Junior Subordinated Notes of authorized denomination or denominations for the same aggregate principal amount will be issued to the transferee in exchange herefor.

     Prior to due presentment for registration of transfer of this Junior Subordinated Note, the Company, the Trustee, and any agent of the Company or the Trustee may deem and treat the person in whose name this Junior Subordinated Note shall be registered upon the Security Register of the Junior Subordinated Notes of this series as the absolute owner of this Junior Subordinated Note (whether or not this Junior Subordinated Note shall be overdue and notwithstanding any notation of ownership or other writing hereon) for the purpose of receiving payment of or on account of the principal hereof and, subject to the provisions on the face hereof, interest due hereon and for all other purposes; and neither the Company nor the Trustee nor any such agent shall be affected by any notice to the contrary.

     No recourse shall be had for the payment of the principal of or interest on this Junior Subordinated Note, or for any claim based hereon or otherwise in respect hereof, or based on or in respect of the Indenture or any indenture supplemental thereto, against any stockholder, officer, director or employee, as such, past, present or future, of the Company or of any successor corporation, either directly or through the Company, whether by virtue of any constitution, statute or rule of law, or by the enforcement of any assessment or penalty or otherwise, all such liability being, by the acceptance hereof and as a part of the consideration for the issue hereof, expressly waived and released.

     The Company and, by acceptance of this Junior Subordinated Note or a beneficial interest in this Junior Subordinated Note, each holder hereof and any person acquiring a beneficial interest herein, agree that for United States federal, state and local tax purposes it is intended that this Junior Subordinated Note constitute indebtedness.

     This Junior Subordinated Note shall be deemed to be a contract made under the laws of the State of New York (without regard to conflicts of laws principles thereof) and for all purposes shall be governed by, and construed in accordance with, the laws of said State.

                                     -21-